SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 24, 2002

FIDELITY NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	0-22374	58-1416811

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (404) 240-1504

SIGNATURE

Item 5. Other Events.

     On June 24, 2002 the Corporation issued the following press release:

FIDELITY NATIONAL CORPORATION
TERMINATES CONSENT ORDER

     ATLANTA, GA. (June 24, 2002) – Fidelity National Corporation (“Fidelity”) (NASDAQ-LION) reported that the Office of the Comptroller of the Currency (“OCC”) has terminated the December 21, 2000, Consent Order with Fidelity National Corporation’s subsidiary Fidelity National Bank. The Consent Order related to the Bank’s Trust Department.

     Fidelity Chairman, James B. Miller, Jr., said, “We are pleased because the Company’s Board and Management have been working closely with OCC to resolve all issues related both to the Consent Order and those contained in September 5, 2001, Letter Agreement.” The Letter Agreement was entered into by the Bank with the OCC after the OCC’s examination of December 31, 2000. Miller said he believes that the issues related to the Letter Agreement have been addressed and hopes the Letter Agreement also will be terminated following the OCC examination later this year.

     This release contains certain forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets and products. Without limiting the foregoing, the words “believes,” “anticipates,” “intends,” “expects” or similar expressions are intended to identify forward-looking statements. These forward-looking statements involved certain risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Fidelity’s assumptions, but that are beyond Fidelity’s control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity’s market and (vi) greater loan losses than historic levels. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

     Fidelity National Corporation, through its operating companies, Fidelity National Bank and Fidelity National Capital Investors, Inc., provides a wide range of banking, mortgage, and investment brokerage services through 19 branches in Atlanta, Georgia. Mortgage, construction, and automobile loans are also provided through a loan production office in Jacksonville, Florida.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

FIDELITY NATIONAL CORPORATION

BY:	/s/ M. Howard Griffith, Jr. M. HOWARD GRIFFITH, JR. CHIEF FINANCIAL OFFICER

Date: June 28, 2002

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